EXHIBIT 4.1



4.00     CLASS A SUBORDINATE VOTING SHARES

4.01 The holders of the Class A Subordinate Voting Shares shall be entitled to receive notice of, to attend and speak at and to vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of another class as such or the holders of series of shares of another class as such, and at such meeting shall have one (1) vote for each Class A Subordinate Voting Share held.

4.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of any stock exchange upon which the Class A Subordinate Voting Shares may then be listed, all or any part of the Class A Subordinate Voting Shares which are then outstanding shall be purchaseable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

4.03 The Class A Subordinate Voting Shares shall not be redeemable by the Corporation.

4.04 If the Act would in effect require in the absence of this clause 4.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Class A Subordinate Voting Shares, or to create special shares ranking in priority to or on a parity with the Class A Subordinate Voting Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Class A Subordinate Voting Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class A Subordinate Voting Shares duly called for that purpose, and at such meeting each holder of Class A Subordinate Voting
Shares shall be entitled to one vote for each Class A Subordinate Voting
Share held.

4.05 The holders of the Class A Subordinate Voting Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

     (a) increase any maximum number of authorized shares of and class or series having rights or privileges equal or superior to the Class A Subordinate Voting Shares; or

     (b) create a new class of shares equal or superior to the Class A Subordinate Voting Shares;

except to such extent as may from time to time be required by the Act.

4.06 (a)    For the purposes of this clause 4.06:

         (i) "affiliate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

         (ii) "associate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

         (iii) "Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

         (iv) "Converted Shares" means Class B Shares resulting from the conversion of Class A Subordinate Voting Shares into Class B Shares pursuant to paragraph (2) of this clause 4.06;

         (v)    "Exclusionary Offer" means an offer to purchase Class B
                Shares that:

                (a) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all holders of Class B Shares who are in a province of Canada to which the requirement applies; and

                (b) is not made concurrently with an offer to purchase Class A Subordinate Voting Shares that is identical to the offer to purchase Class B Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for Class B Shares, and for the purposes of this definition, if an offer to purchase Class B Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for subclause (b), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class A Subordinate Voting Shares;

         (vi) "Expiry Date" means the last date upon which holders of Class B Shares may accept an Exclusionary Offer;

         (vii) "Offer Date" means the date on which an Exclusionary Offer is made;

         (viii) "Offeror" means a person or company that makes an offer to purchase Class B Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

         (ix) "transfer agent" means the transfer agent for the time being of the Class B Shares.

(b) Subject to subparagraph (e) of this clause 4.06, if an Exclusionary Offer is made, each outstanding Class A Subordinate Voting Share shall be convertible into one Class B Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Class A Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Class A Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully paid Class B Shares as above prescribed and in accordance with paragraph (d) of this clause 4.06. If less than all of the Class A Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class A Subordinate Voting Shares represented by the original share certificate which are not to be converted.

(c) An election by a holder of Class A Subordinate Voting Shares to exercise the conversion right provided for in paragraph (b) of this clause
4.06 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class A Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Class A Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class A Subordinate Voting Shares pursuant to such deemed election shall become effective,

         (i) in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

         (ii) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(d) No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer. If Converted Shares are converted into Class A Subordinate Voting Shares pursuant to paragraph (c) of this clause 4.06, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Class A Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this subparagraph.

(e) Subject to paragraph (f) of this clause 4.06, the conversion right provided for in sub-paragraph (b) of this clause 4.06 shall not come into effect if:

         (i) prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

                (a) accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

                (b)  make any Exclusionary Offer;

                (c) act jointly or in concert with any person or company that makes any Exclusionary Offer; or

                (d) transfer any Class B Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee; or

         (ii) within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

                (a)  the number of Class B Shares owned by the shareholder;

                (b) that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

                (c) that such shareholder shall not accept the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

                (d) that such shareholder shall not transfer any Class B Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee if this information is known to the transferor.

(f)    If a notice referred to in sub-clause e (i) (a), e (i) (d), (e) (ii)
(c) or e (ii) (d) of this clause 4.06 is given and the conversion right provided for in paragraph (b) of this clause 4.06 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause e (i) or e (ii) of this clause 4.06 from shareholders of the Corporation who own in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the offer by the Offeror. For the purposes of this determination the transaction that is the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent had not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (e) of this clause 4.06 shall cease to apply and the conversion right provided for in paragraph (b) of this clause 4.06 shall be in effect for the remainder of the Conversion Period.

(g) As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Class A Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Class A Subordinate Voting Shares into Class B Shares and the reasons therefor. If such notice disclosed that they are not so entitled but if subsequently determined that they are so entitled by virtue of paragraph (f) of this clause 4.06 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

(h) If a notice referred to in paragraph (g) of this clause 4.06 discloses that the conversion right has come into effect, the notice shall:

         (i) include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

         (ii) include the information set out in paragraph (c) of this clause 4.06; and

         (iii) be accompanied by a copy of the offer and all other material sent to holders of Class B Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Class B Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class A Subordinate Voting Shares.

(i)    prior to or forthwith after sending any notice referred to in paragraph
(g) of this clause 4.06, the Corporation shall cause a press release to be issued to a Canadian national news ticker service, describing the contents of the notice.

6.00      DIVIDENDS AND DISTRIBUTION RIGHTS OF THE CLASS
          A SUBORDINATE VOTING SHARES AND CLASS B SHARES

6.01    (a)   All dividends which are declared in any year in the discretion of the directors on all of the Class A Subordinate Voting Shares shall be declared and paid at the same time in an equal or, in the discretion of the directors, a greater amount per share than those dividends declared in respect of all of the Class B Shares at the time outstanding. All dividends which are declared in any year, in the discretion of the directors, on all of the Class B Shares shall be declared and paid at the same time in an equal or, in the discretion of the directors, a lesser amount per share than those declared in respect of all of the Class A Subordinate Voting Shares outstanding.

        (b) If any stock dividend is declared on Class A Subordinate Voting Shares, such dividend may be paid in Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, lesser amounts per share are declared at the same time on the Class B Shares and are payable in either Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class A Subordinate Voting Shares. If any stock dividend is declared on Class B Shares, such dividend may be paid in Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, greater amounts per share are paid at the same time on the Class A Subordinate Voting Shares and are payable in either Class A Subordinate Voting Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class B Shares.

        (c) All distributions other than dividends (including, without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at any time or from time to time be authorized or made:

         (i) in respect of the Class A Subordinate Voting Shares, shall be authorized and made at the same time in equal, or in the discretion of the directors, greater quantities or amounts per share than on all Class B Shares then outstanding without preference or distinction; and

         (ii) in respect of the Class B Shares, shall be authorized and made at the same time in equal or in the discretion of the directors, lesser quantities or amounts per share than on all Class A Subordinate Voting Shares then outstanding without preference or distinction.